EXHIBIT 23-A


                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sprint Corporation 1990 Restricted Stock Plan of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of Sprint Corporation, included in Sprint Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                   /s/ Ernst & Young LLP


Kansas City, Missouri
April 12, 2002